NEWS RELEASE
For immediate release
Contact:  Robert Giammarco, Chief Financial Officer
                 (212) 978-2803
Odyssey Re Holdings Corp. Reports Third Quarter 2005 Results
Stamford, CT — October 27, 2005 — Odyssey Re Holdings Corp. (NYSE: ORH) today reported a net loss of $96.9 million, or $1.51 per diluted share, for the quarter ended September 30, 2005, which includes previously announced catastrophe losses from Hurricanes Katrina and Rita of $178.8 million after tax, or $2.79 per diluted share. The net loss for the third quarter compares to net income of $18.0 million, or $0.27 per diluted share, for the quarter ended September 30, 2004. Operating loss after tax was $153.4 million, or $2.39 per diluted share, for the third quarter of 2005, compared to an operating loss after tax of $3.4 million, or $0.04 per diluted share, for the third quarter of 2004. Operating losses after tax (1) excludes both net realized capital gains as reported and net realized capital gains of an equity investee included in net investment income, and losses on the early extinguishment of debt. Included in third quarter 2005 and 2004 net (loss) income were after tax net realized capital gains, including capital gains of an equity investee which is included in investment income, of $58.2 million and $21.4 million, or $0.90 and $0.31 per diluted share.
Gross premiums written for the three months ended September 30, 2005 were $736.8 million, a decrease of 2.3% compared to $754.2 million for the three months ended September 30, 2004. This reflects a decline of 12.2% in the Company’s worldwide reinsurance business, excluding reinstatement premiums, compared to the third quarter of 2004, offset by a 22.9% increase in U.S. specialty insurance business. Net premiums written during the third quarter of 2005 were $634.3 million, a decrease of 5.5% over the prior year’s third quarter’s net premiums written of $671.3 million.
The Company’s third quarter 2005 results include catastrophe losses, net of applicable reinstatement premiums, of $206.3 million after tax, or $3.11 per diluted share. Third quarter 2004 includes catastrophe losses, net of applicable reinstatement premiums, of $65.3 million after tax, or $0.93 per diluted share, including losses from the four Florida hurricanes which occurred during the period. The combined ratio for the third quarter of 2005 was 145.0%, which includes catastrophe losses of 53.5%, versus a combined ratio of 106.9% for the comparable 2004 period, which includes catastrophe losses of 17.0%.
For the nine months ended September 30, 2005, the net loss for the period was $17.7 million as compared to net income of $136.0 million for the first nine months of 2004. Gross premiums written for the nine months ended September 30, 2005 were $2.02 billion, a 1% increase from $2.00 billion during the comparable period in 2004, while net premiums written over the same period increased 1% to $1.79 billion. The combined ratio for the first nine months of 2005 was 113.8% as compared to 99.0% for the first nine months of 2004.
Commenting on the third quarter, Andrew A. Barnard, President and Chief Executive Officer, stated, “Hurricanes Katrina and Rita have served as painful reminders to the industry of the need to practice disciplined underwriting and risk management. We believe these events will lead to improved terms and conditions across the market and renewed growth opportunities for OdysseyRe through 2006.”
Total investment results, which include net investment income and net realized capital gains, amounted to $135.1 million before taxes in third quarter 2005, compared to $77.9 million in third quarter 2004. Net investment income, excluding net realized capital gains as reported and net realized capital gains of an equity investee included in investment income, amounted to $45.6 million for third quarter 2005, compared to $44.9 million for third quarter 2004. Net pre-tax realized capital gains were $89.5 million for the third quarter of 2005, compared to $33.0 million for the third quarter of 2004. This includes pre-tax net realized capital gains of an equity investee which is included in investment income, of $1.2 million and $0.2 million for third quarter 2005 and 2004, respectively. For the three months ended September 30, 2005, net cash flow from operations was $192.1 million, a $25.5 million decrease from $217.6 million for the three months ended September 30, 2004.

Odyssey Re Holdings Corp., 300 First Stamford Place, Stamford, CT 06902 — Phone: (203) 977-4700 — Fax: (202) 965-7990

At September 30, 2005, total investments and cash were $5.7 billion, an increase of $630.9 million over December 31, 2004. Stockholders’ equity of $1.55 billion, or $23.84 per common share, at September 30, 2005 decreased $33.5 million, or 2.1%, compared to December 31, 2004 equity of $1.59 billion, or $24.48 per common share.
During October 2005, OdysseyRe completed approximately $200 million in financing transactions by issuing 4.1 million shares of common stock and 2.0 million shares of each of series A and series B perpetual preferred stock. Including net proceeds from these transactions, pro forma September 30, 2005 total stockholders’ equity would be $1.75 billion and pro forma book value per common share would be $23.90. During the three months ended September 30, 2005, OdysseyRe repurchased an additional $11.6 million principal value of its convertible senior debentures, resulting in a loss of $1.7 million, after tax. In the third quarter of 2005, OdysseyRe paid a cash dividend of $0.03125 per share on September 30, 2005 to stockholders of record at the close of business on September 16, 2005.
All references to earnings per share amounts are on a diluted basis, which includes, where applicable, the dilutive effect of the assumed conversion of the Company’s contingently convertible debt securities in accordance with the Emerging Issues Task Force Issue 4-08 (“EITF Issue 4-08”). These shares are excluded from the calculation of diluted earnings per share during periods where their inclusion is anti-dilutive. The diluted earnings per share for prior periods have been restated to conform to the provisions of EITF Issue 4-08.
(1)	“Operating income (loss)” after tax is a non-GAAP financial measure often used by investors to evaluate performance in the insurance and reinsurance industry. Operating income (loss) after tax is equal to net income (loss), excluding net realized capital gains as reported, net realized capital gains of an equity investee included in net investment income, and losses on the early extinguishment of debt. Although realized capital gains or losses are an integral part of the Company’s operations, the amount recognized during any particular period cannot be reasonably estimated and can vary significantly. Management believes that providing operating income (loss) after tax to investors is a useful supplement to GAAP information concerning the Company’s performance. A reconciliation of net income (loss) to operating income (loss) after tax and related amounts per common share is as follows (in millions, except per share amounts):

	Three months ended, (unaudited)
	September 30, 2005		September 30, 2004
		Per Diluted		Per Diluted
	$	Share	$	Share
Net (loss) income	$(96.9)	$(1.51)	$18.0	$0.27
Net realized capital gains, after tax	(57.4)	(0.89)	(21.3)	(0.31)
Net realized capital gains of an equity investee included in investment income, after tax	(0.8)	(0.01)	(0.1)	—
Loss on early extinguishment of debt	1.7	0.02	—	—

Operating (loss) income, after tax	$(153.4)	$(2.39)	$(3.4)	$(0.04)

	Nine months ended, (unaudited)
	September 30, 2005		September 30, 2004
		Per Diluted		Per Diluted
	$	Share	$	Share
Net (loss) income	$(17.7)	$(0.28)	$136.0	$1.97
Net realized capital gains, after tax	(62.5)	(0.98)	(65.1)	(0.93)
Net realized capital gains of an equity investee included in investment income, after tax	(18.1)	(0.28)	(0.3)	—
Loss on early extinguishment of debt	3.7	0.06	—	—

Operating (loss) income, after tax	$(94.6)	$(1.48)	$70.6	$1.04

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Odyssey Re Holdings Corp. is a leading worldwide underwriter of property and casualty treaty and facultative reinsurance, as well as specialty insurance. OdysseyRe operates through its subsidiaries, Odyssey America Reinsurance Corporation, Hudson Insurance Company, Clearwater Insurance Company, Hudson Specialty Insurance Company and Newline Underwriting Management Limited. The Company underwrites through offices in the United States, London, Paris, Singapore, Toronto and Latin America. Odyssey Re Holdings Corp. is listed on the New York Stock Exchange under the symbol ORH.
# # #

A conference call discussing third quarter results will be held at 10:00 a.m. Eastern Daylight Time on Friday, October 28, 2005. The call will be available through OdysseyRe’s website (www.odysseyre.com).
# # #
Certain statements contained herein may constitute forward-looking statements and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: a reduction in net income if the Company’s loss reserves are insufficient; the occurrence of catastrophic events with a frequency or severity exceeding the Company’s estimates; the lowering or loss of one of the Company’s financial or claims-paying ratings; an inability to realize the Company’s investment objectives; a decrease in the level of demand for the Company’s reinsurance or insurance business, or increased competition; risks associated with requests for information from governmental or regulatory authorities such as the Securities and Exchange Commission; emerging claim and coverage issues; the risk that ongoing regulatory developments will disrupt the Company’s business or mandate changes in industry practices that increase the Company’s costs; changes in economic conditions, including interest rate, currency, equity and credit conditions; the Company’s inability to access its subsidiaries’ cash; loss of services of any of the Company’s key employees; risks related to the Company’s use of reinsurance brokers; failure of the Company’s reinsurers to honor their obligations; regulatory and legislative changes; risks associated with the growth of the Company’s specialty insurance business; and other factors that are described in the Company’s filings with the Securities and Exchange Commission.
# # #
Visit OdysseyRe’s web site — www.odysseyre.com — for additional information about the Company. In addition, anyone may view the Company’s historical press releases and filings with the Securities and Exchange Commission, which provide additional data regarding the Company’s prior quarterly and year-to-date results. This historical information may be found on OdysseyRe’s web site under “Investor Information.”
# # #
Consolidated financial and segment information follows:

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2005 (UNAUDITED) AND DECEMBER 31, 2004
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	September 30,	December 31,
	2005	2004
ASSETS
Investments and cash:
Fixed income securities, at fair value (amortized cost $2,642,126 and $2,478,614, respectively)	$2,617,077	$2,505,630
Equity securities:
Common stocks, at fair value (cost $473,390 and $435,279, respectively)	460,314	453,580
Common stocks, at equity	556,773	402,555
Short-term investments, at cost which approximates fair value	203,066	213,403
Other invested assets	186,391	149,075
Cash and cash equivalents	1,417,841	1,150,748
Cash collateral for borrowed securities	240,987	176,518

Total investments and cash	5,682,449	5,051,509
Investment income due and accrued	30,163	39,592
Premiums receivable	578,457	550,198
Reinsurance recoverables on loss payments	127,198	89,912
Reinsurance recoverables on unpaid losses	1,177,766	1,092,082
Prepaid reinsurance premiums	88,515	93,774
Funds held by ceding insurers	174,061	192,346
Deferred acquisition costs	177,571	171,083
Federal and foreign income taxes	184,388	102,298
Other assets	159,143	138,016

Total assets	$8,379,711	$7,520,810

LIABILITIES
Unpaid losses and loss adjustment expenses	$4,932,703	$4,228,021
Unearned premiums	875,532	832,305
Reinsurance balances payable	151,288	122,182
Funds held under reinsurance contracts	162,359	179,867
Debt obligations	469,823	376,040
Obligation to return borrowed securities	89,919	56,191
Other liabilities	146,101	140,704

Total liabilities	6,827,725	5,935,310

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; 200,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 65,142,857 shares issued	651	651
Additional paid-in capital	793,923	794,055
Treasury stock, at cost (34,156 and 387,879 shares, respectively)	(843)	(9,426)
Unearned compensation	(12,103)	(4,977)
Accumulated other comprehensive income, net of deferred income taxes	125,768	136,849
Retained earnings	644,590	668,348

Total stockholders’ equity	1,551,986	1,585,500

Total liabilities and stockholders’ equity	$8,379,711	$7,520,810

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Nine Months	Nine Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2005	2004	2005	2004
REVENUES
Gross premiums written	$2,020,231	$1,995,691	$736,763	$754,232
Ceded premiums written	232,675	221,158	102,505	82,949

Net premiums written	1,787,556	1,774,533	634,258	671,283
Increase in unearned premiums	(52,419)	(58,151)	(41,131)	(81,276)

Net premiums earned	1,735,137	1,716,382	593,127	590,007
Net investment income	162,020	115,650	46,858	45,083
Net realized investment gains	96,151	100,110	88,208	32,854

Total revenues	1,993,308	1,932,142	728,193	667,944

EXPENSES
Losses and loss adjustment expenses	1,518,222	1,219,936	711,923	472,618
Acquisition costs	352,982	385,400	111,386	127,911
Other underwriting expenses	104,024	94,189	36,659	30,309
Other expense, net	19,612	7,804	5,347	2,848
Interest expense	21,992	19,205	8,075	6,406
Loss on early extinguishment of debt	3,738	—	1,678	—

Total expenses	2,020,570	1,726,534	875,068	640,092

(Loss) income before income taxes	(27,262)	205,608	(146,875)	27,852

Federal and foreign income tax provision (benefit):
Current	47,717	83,123	(5,421)	22,110
Deferred	(57,309)	(13,542)	(44,513)	(12,279)

Total federal and foreign income tax (benefit) provision	(9,592)	69,581	(49,934)	9,831

NET (LOSS) INCOME	$(17,670)	$136,027	$(96,941)	$18,021

BASIC
Weighted average common shares outstanding	64,087,642	64,332,561	64,155,438	64,228,782

Basic (loss) earnings per common share	$(0.28)	$2.11	$(1.51)	$0.28

DILUTED
Weighted average common shares outstanding	64,087,642	70,318,165	64,155,438	70,186,153

Diluted (loss) earnings per common share	$(0.28)	$1.97	$(1.51)	$0.27

DIVIDENDS
Dividends declared per common share	$0.094	$0.094	$0.031	$0.031

COMPREHENSIVE (LOSS) INCOME
Net (loss) income	$(17,670)	$136,027	$(96,941)	$18,021
Other comprehensive loss, net of tax	(11,081)	(111,093)	(62,803)	(8,245)

Comprehensive (loss) income	$(28,751)	$24,934	$(159,744)	$9,776

ODYSSEY RE HOLDINGS CORP.
BUSINESS SEGMENTS
NINE AND THREE MONTHS ENDED
SEPTEMBER 30, 2005 AND 2004
(UNAUDITED)
(IN THOUSANDS)

	Nine Months	Nine Months		Three Months	Three Months
	Ended	Ended		Ended	Ended
	September 30,	September 30,	%	September 30,	September 30,	%
	2005	2004	Change	2005	2004	Change
GROSS PREMIUMS WRITTEN
Americas	$872,680	$964,118	(9.5)%	$315,426	$345,239	(8.6)%
EuroAsia	418,439	420,192	(0.4)	135,648	151,776	(10.6)
London Market	337,405	328,428	2.7	142,594	140,827	1.3
U.S. Insurance	391,707	282,953	38.4	143,095	116,390	22.9

Total	$2,020,231	$1,995,691	1.2%	$736,763	$754,232	(2.3)%

NET PREMIUMS WRITTEN
Americas	$823,123	$918,684	(10.4)%	$286,885	$326,454	(12.1)%
EuroAsia	396,615	403,225	(1.6)	126,222	147,523	(14.4)
London Market	293,494	287,309	2.2	119,182	125,929	(5.4)
U.S. Insurance	274,324	165,315	65.9	101,969	71,377	42.9

Total	$1,787,556	$1,774,533	0.7%	$634,258	$671,283	(5.5)%

NET PREMIUMS EARNED
Americas	$812,270	$897,954	(9.5)%	$263,770	$290,277	(9.1)%
EuroAsia	394,917	363,757	8.6	123,716	131,935	(6.2)
London Market	294,728	319,552	(7.8)	117,177	116,374	0.7
U.S. Insurance	233,222	135,119	72.6	88,464	51,421	72.0

Total	$1,735,137	$1,716,382	1.1%	$593,127	$590,007	0.5%

	Nine Months	Nine Months		Three Months	Three Months
	Ended	Ended	Percentage	Ended	Ended	Percentage
	September 30,	September 30,	Point	September 30,	September 30,	Point
	2005	2004	Change	2005	2004	Change
LOSSES AND LOSS ADJUSTMENT EXPENSES RATIO
Americas	100.9%	74.8%	26.1	151.1%	91.7%	59.4
EuroAsia	66.2	62.2	4.0	64.3	59.1	5.2
London Market	97.5	72.0	25.5	150.1	82.5	67.6
U.S. Insurance	64.3	67.8	(3.5)	65.6	63.2	2.4

Total	87.5%	71.1%	16.4	120.0%	80.1%	39.9

ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES RATIO
Americas	29.7%	31.7%	(2.0)	29.4%	31.5%	(2.1)
EuroAsia	26.5	25.5	1.0	26.4	24.1	2.3
London Market	21.5	24.2	(2.7)	16.6	22.2	(5.6)
U.S. Insurance	20.6	18.5	2.1	20.7	18.1	2.6

Total	26.3%	27.9%	(1.6)	25.0%	26.8%	(1.8)

COMBINED RATIO
Americas	130.6%	106.5%	24.1	180.5%	123.2%	57.3
EuroAsia	92.7	87.7	5.0	90.7	83.2	7.5
London Market	119.0	96.2	22.8	166.7	104.7	62.0
U.S. Insurance	84.9	86.3	(1.4)	86.3	81.3	5.0

Total	113.8%	99.0%	14.8	145.0%	106.9%	38.1